Exhibit 10.23

FIFTH AMENDMENT TO

MARKETING AGREEMENT

This Fifth Amendment (“Amendment”), entered into as of January 4, 2016, is between

MGM Resorts International, a Delaware corporation (“MGM”), and

PLAYSTUDIOS, Inc. (f/k/a incuBET, Inc.), a Delaware corporation (“PLAYSTUDIOS”) (formerly myVEGAS.com, LLC, a Nevada limited liability company),

and amends in part the Marketing Agreement dated April 13, 2011 between MGM and PLAYSTUDIOS, as amended by that certain Letter Agreement dated July 13, 2011, that certain Corrective Amendment to Marketing Agreement dated as of July 20, 2011, that certain Third Amendment to Marketing Agreement dated June 18, 2014, and that certain Fourth Amendment to Marketing Agreement dated May 1, 2015 (the “Agreement”).

Recitals

PLAYSTUDIOS is co-developing a social gaming application with Scene 53 (Israel) Ltd., an Israeli company (“Shaker”) that PLAYSTUDIOS and Shaker will co-promote and market under the game name “PoP!Slots”. PoP!Slots will incorporate the Licensed Marks and Licensed Copyrights, including adapting MGM casino themes virtual gaming rooms with PoP!Slots. PLAYSTUDIOS would like to amend the Agreement (i) to revise the definition of “Game” to include PoP!Slots, and (ii) identify provisions within the Agreement that will be affected by the revised definition of “Game”. MGM would like to amend the Agreement to provide that: MGM will have the right to review and approve the sublicense of the Licensed Marks and Licensed Copyrights from PLAYSTUDIOS to Scene 53 (Israel) Ltd.

MGM is willing to amend the Agreement to provide for the foregoing.

Agreement

NOW, THEREFORE, based on the foregoing recitals, which are incorporated herein by reference, and for good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties agree to amend the Agreement as follows:

1.              Recital. The first Recital of the Agreement shall be deleted and replaced with the following:

Whereas, myVEGAS has developed an online social media game featuring the functions identified in Schedule A that will enable players to assume the role of a casino mogul and build their own collection of resorts within their virtual Las Vegas (“MyVegas Game”) and myVegas is co-developing a mobile version of “Casa Casino,” a social gaming application developed and operated by Scene 53 (Israel), Ltd., to be branded as “PoP!Slots” as described in Schdule C (“PoP!Slots Game”) (collectively, the “Game”).

2.              Schedules. Schedule A to the Agreement shall be deleted and replaced with the attached Schedule A, which updates references to “Game” to “myVEGAS Game.” The attached Schedule C shall be added to the Agreement to describe the PoP!SlotsGame.

3.              Inapplicable to Term and Launch/Go-Live Date. This Amendment will not be applicable to Section 11 of the Agreement, with the exception of Section 11.4, which will remain in effect. For clarification, the effect of this Amendment on the defined term “Game” will not affect the provisions of Section 11 relating to the Term of the Agreement, renewals based upon number of registered users and active users, and the Launch/Go-Live Date.

4.              Right to Sublicense: Paragraph 4 of the Agreement shall be deleted and replaced with the following:

Subject to the terms and conditions of this Agreement, MGM hereby grants to myVEGAS (a) a license to use the Licensed Marks and Licensed Copyrights in the Game in the Territory during the Term of this Agreement; and (b) the right to sublicense the Licensed Marks and Licensed Copyrights to Scene 53 (Israel), Ltd. subject to MGM’s prior written approval of the terms and conditions and form of the sublicense, which shall impose on Scene 53 (Israel), Ltd. the requirements set forth in Paragraphs 3 and 5 of the Agreement. MGM reserves all rights not expressly granted herein.

5.              Effectiveness of Amendment. This Amendment is deemed effective as of the date first written above. Except as set forth in this Amendment, the Agreement remains unchanged and in full force and effect.

[Signature page follows]

The undersigned have executed this Amendment as of the day and year first above written as authorized officers or signatories of the relevant party.

PLAYSTUDIOS, Inc.

By:	/s/ Paul D. Mathews
Paul D. Mathews, President

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: SVP, Assist. GC, Assist Secretary

SCHEDULE A

myVEGAS GAME DESCRIPTION

SCHEDULE C

PoP!Slots GAME DESCRIPTION